As filed with the Securities and Exchange Commission on December 23, 1999.
                                      Registration Statement No. 333-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

        DELAWARE                                                  86-062904
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                 2355 W. CHANDLER BLVD., CHANDLER, AZ 85224-6199
          (Address of Principal Executive Offices, Including Zip Code)

                                   ----------

                        MICROCHIP TECHNOLOGY INCORPORATED

                          Employee Stock Purchase Plan
                       1997 Nonstatutory Stock Option Plan
                           (Full Titles of the Plans)

                                   ----------

                                  Steve Sanghi
                      President and Chief Executive Officer
                        MICROCHIP TECHNOLOGY INCORPORATED
            2355 W. Chandler Boulevard, Chandler, Arizona 85224-6199
                                 (480) 786-7200
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities may begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                                      Proposed
                                                     Proposed          Maximum       Amount of
Title of Securities                 Amount to be      Maximum         Aggregate     Registration
 to be Registered                    Registered    Offering Price   Offering Price      Fee
--------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
Per share:

Employee Stock Purchase Plan           400,000(1)   $54.93125(2)   $ 21,972,500(2)   $ 5,800.74(2)
1997 Nonstatutory Stock Option Plan  1,500,000(1)    64.625  (2)     96,937,500(2)   $25,591.50(2)
Total                                1,900,000(1)                   118,910,000(2)   $31,392.24(2)
==================================================================================================

1. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan and the 1997 Nonstatutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in any increase in the number of outstanding shares of Common Stock of Microchip Technology Incorporated. Associated with the Common Stock are common stock purchase rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.
2. Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of 100% of the average of the high and low prices reported on the Nasdaq National Market on December 16, 1999 (the "Market Price") as to 1,500,000 shares and 85% of the Market Price as to 400,000 shares.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Microchip Technology Incorporated (the "Registrant" or the "Company") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction "E" to Form S-8, the contents of the Registration Statement on Form S-8 (No. 33-59686 filed with the Securities and Exchange Commission ("SEC") on March 17, 1993, the contents of the Registration Statement on Form S-8 (No. 33-80072) filed with the SEC on June 10, 1994, the contents of the Registration Statement on Form S-8 (No. 33-81690) filed with the SEC on July 18, 1994, the contents of the Registration Statement on Form S-8 (No. 33-83196) filed with the SEC on August 24, 1994, the contents of Registration Statement on Form S-8 (No. 333-872) filed with the SEC on January 23, 1996, the contents of Registration Statement on Form S-8 (No. 333-40791) filed with the SEC on November 21, 1997 and the contents of Registration Statement on Form S-8 (No. 333-67215) filed with the SEC on November 13, 1998.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended September 30, 1999 and June 30, 1999.

     (c)  The Registrant's Current Report on Form 8-K filed October 11, 1999.

     (d) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on February 14, 1995, including any amendment or report updating such description.

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 5, 1993, including any amendment or report updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

        4.1       1997  Nonstatutory  Stock  Option Plan,  as amended  through
                  April 26, 1999
        4.2       Employee Stock  Purchase Plan, as amended  through April 26,
                  1999
        5.1       Opinion and Consent of Mary K. Simmons, Esq.
        10.1 Form of Notice of Grant For 1997 Nonstatutory Stock Option Plan, with Exhibit A thereto, Form of Stock Option Agreement [Incorporated by reference to Exhibit 10.17 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998]
        10.2 Form of Stock Purchase Agreement for Employee Stock Purchase Plan [Incorporated by Reference to Exhibit 10.2 to Registration Statement No. 333-872]
        10.3 Form of Enrollment Form for Employee Stock Purchase Plan [Incorporated by Reference to Exhibit 10.3 to Registration Statement No. 333-872]
        10.4 Form of Change Form for Employee Stock Purchase Plan [Incorporated by Reference to Exhibit 10.4 to Registration Statement No. 333-872]
        23.1      Consent of KPMG LLP
        23.2      Consent of Counsel (contained in Exhibit 5.1)
        24.1 Power of Attorney (reference is made to page II-3 of this Registration Statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on December 23, 1999.

                                     MICROCHIP TECHNOLOGY INCORPORATED

                                     By: /s/ Steve Sanghi
                                         ---------------------------------------
                                         Steve Sanghi, President and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Microchip Technology Incorporated, a Delaware corporation, do hereby constitute and appoint Steve Sanghi and Mary K. Simmons, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as a part of or in conjunction with this Registration Statement or to amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                          Title                                 Date
     ---------                          -----                                 ----
/s/ Steve Sanghi                  Chairman of the Board of                  December 23, 1999
-----------------------------     Directors, President and
Steve Sanghi                      Chief Executive Officer
                                  (Principal Executive Officer)

/s/ C. Philip Chapman             Vice President, Chief Financial           December 23, 1999
-----------------------------     Officer and Secretary (Principal
C. Philip Chapman                 Accounting and Financial Officer)

/s/ Albert J. Hugo-Martinez       Director                                  December 23, 1999
-----------------------------
Albert J. Hugo-Martinez

/s/ L.B. Day                      Director                                  December 23, 1999
-----------------------------
L.B. Day

/s/ Matthew W. Chapman            Director                                  December 23, 1999
-----------------------------
Matthew W. Chapman

/s/ Wade F. Meyercord             Director                                  December 23, 1999
-----------------------------
Wade F. Meyercord

                                  EXHIBIT INDEX


  Exhibit No.                              Exhibit
  -----------                              -------

     4.1       1997  Nonstatutory  Stock  Option Plan,  as amended  through
               April 26, 1999
     4.2       Employee Stock  Purchase Plan, as amended  through April 26,
               1999
     5.1       Opinion and Consent of Mary K. Simmons, Esq.
     10.1 Form of Notice of Grant For 1997 Nonstatutory Stock Option Plan, with Exhibit A thereto, Form of Stock Option Agreement [Incorporated by reference to Exhibit 10.17 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998]
     10.2 Form of Stock Purchase Agreement for Employee Stock Purchase Plan [Incorporated by Reference to Exhibit 10.2 to Registration Statement No. 333-872]
     10.3 Form of Enrollment Form for Employee Stock Purchase Plan [Incorporated by Reference to Exhibit 10.3 to Registration Statement No. 333-872]
     10.4 Form of Change Form for Employee Stock Purchase Plan [Incorporated by Reference to Exhibit 10.4 to Registration Statement No. 333-872]
     23.1      Consent of KPMG LLP
     23.2      Consent of Counsel (contained in Exhibit 5.1)
     24.1 Power of Attorney (reference is made to page II-3 of this Registration Statement)